Exhibit 99.1
Lime Energy Completes $3 Million Placement
ELK GROVE VILLAGE, Illinois, May 29, 2007 — Lime Energy Co. (OTCBB: LMEC) announced today that it has raised $3 million from Mr. Richard Kiphart, its Chairman and largest individual shareholder. Proceeds will be utilized in part to set up a finance subsidiary to provide customer financing as well as to fund potential future acquisitions.
Mr. Kiphart’s investment was in the form of a 10% convertible subordinated term note with a three year term. Interest is payable half in cash and half in shares of common stock and the conversion price on the note is fixed at $1 per share. In addition, as part of the transaction, a four year warrant was issued to Mr. Kiphart to purchase 865,385 shares of Lime Energy common stock at a price of $1.04 per share.
“This transaction provides capital we intend to use to fund initiatives that will contribute to our future growth” said Jeff Mistarz, Chief Financial Officer of Lime Energy. “We believe that customer financing will be a major benefit to offer our customers. In many instances we will be able to structure monthly payments that will be less than the energy savings from our projects, resulting in an immediate positive cash flow for our customer.”
“I am very excited about the future of Lime Energy and our industry as a whole” stated Dick Kiphart. “Rising electricity prices is a serious problem for every business and I believe Lime Energy will be the leader in providing immediate, verifiable and economical solutions to help businesses reduce and manage this escalating expense. Lime Energy’s solutions also reduce harmful greenhouse gases which may someday equate to tradeable emission credits making this all the more exciting” concluded Mr. Kiphart.
For addition information regarding this transaction please refer to the Company’s Current Report on Form 8-K.
About Lime Energy
Lime Energy, (“Less is More Efficient”) is one of the nation’s leading energy efficiency technology and engineering companies. Lime brings together more than 75 years of experience in design, engineering and installation of energy efficient solutions providing customers with guaranteed saving results and high returns on invested capital. By efficiently reducing the amount of electricity Lime customers use they are able to both save money and become better corporate citizens through the reduction of unnecessary greenhouse gas emissions (“Nothing Greener than Energy Not Used”). Lime Energy is headquartered in Elk Grove Village, Illinois with offices in New York, Texas, Utah, and throughout California. The company’s stock is traded on the OTC Bulletin Board under the symbol LMEC. Additional information is available at the company’s website at http://www.lime-energy.com or by calling 847-437- 1666.

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Media Relations
Jeff Schenkel, South Coast Media Services
Telephone (626) 339-8824
E-mail: southcoastmedia@compuserve.com
Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone (905) 326-1888
E-mail: glen@bristolir.com
FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “should,” “typical,” “preliminary,” “work toward,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2007 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks are referenced in Lime Energy’s current Annual Report on form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings.